UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 25, 2026

Commission File Number 001-41342

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street

P.O. Box 792

Muncie, IN 47305-2814

(Address of principal executive offices, including zip code)

(765) 747-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/100th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FRMEP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to the previously announced offering of $100 million aggregate principal amount of 6.750% Fixed-to-Floating Rate Subordinated Notes due 2036 (the “Notes”) to be issued by First Merchants Corporation, an Indiana corporation (the “Corporation”), the Corporation and U.S. Bank Trust Company, National Association, as trustee, entered into an Indenture dated as of September 25, 2026 (the “Base Indenture”) and a First Supplemental Indenture dated as of September 25, 2026 to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of the Notes.

The Notes bear interest at an initial rate of 6.750% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2027. From and including October 1, 2031 to, but excluding, October 1, 2036 (unless redeemed prior to such date), the Notes will bear interest at a floating rate per annum equal to a benchmark rate (reset quarterly) (which is expected to be Three-Month Term SOFR) plus 202 basis points, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year, commencing on January 1, 2032. Notwithstanding the foregoing, if the benchmark is less than zero, the benchmark will be deemed to be zero. The Notes will mature on October 1, 2036, unless earlier redeemed.

The Notes may be redeemed at the Corporation’s option, beginning on October 1, 2031, and on any interest payment date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Any partial redemption will be made in accordance with the applicable procedures of The Depository Trust Company. The Notes may also be redeemed, at any time prior to their maturity including prior to October 1, 2031, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon or after the occurrence of (i) a Tax Event (as defined in the Indenture); (ii) a subsequent event, as a result of which there is more than an insubstantial risk that the Corporation would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (iii) a requirement that the Corporation register as an investment company under the Investment Company Act of 1940. In each case, the redemption would be at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date.

The foregoing summaries of the Base Indenture, the Supplemental Indenture, and the Notes, respectively, are not complete and are each qualified in their entirety by reference to the complete text of the respective documents (or, in the case of the Notes, the form thereof), each of which is attached hereto as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-298983) filed by the Corporation. A copy of the opinion of Dentons Bingham Greenebaum LLP relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated September 25, 2026, between First Merchants Corporation and U.S. Bank Trust Company, National Association, as trustee

4.2	First Supplemental Indenture, dated September 25, 2026, between First Merchants Corporation and U.S. Bank Trust Company, National Association, as trustee

4.3	Form of 6.750% Fixed-to-Floating Rate Subordinated Notes due 2036 (included in Exhibit 4.2)

5.1	Opinion of Dentons Bingham Greenebaum LLP

23.1	Consent of Dentons Bingham Greenebaum LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2026

First Merchants Corporation

By: /s/ Michele M. Kawiecki
Michele M. Kawiecki
Executive Vice President and
Chief Financial Officer